SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2011

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike, Rockville, MD		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 287-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, Eric Herr was elected to the Board of Directors (the “Board”) of EDGAR Online, Inc. (the “Company.”) He will also serve as the Chairman of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Herr and any other person pursuant to which he was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Herr has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Herr has not held any positions with the Company nor has any family relations with any directors or executive officers of the Company. The Company intends to enter into a director indemnification agreement with Mr. Herr which shall contain substantially the same rights as are granted to the other directors of the Company in their indemnification agreements with the Company. Mr. Herr will also receive the same compensation the Company currently provides to all of its directors, including an annual cash retainer, cash payments for serving on the audit committee and stock option grants under the Company’s 2005 Stock Award and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ David J. Price
David J. Price
Chief Financial Officer

Dated: May 17, 2011